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                                                                     EXHIBIT 2.8

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of this 26th day of December, 2001, pursuant to Section 252 of the Delaware General Corporation Law, and Section 33-818 of the Connecticut Business Corporation Act, by and between Atrium Companies, Inc., a Delaware corporation (the "Delaware Corporation"), and Atrium Door and Window Company of New York, a Connecticut corporation (the "Connecticut Corporation").

                                   WITNESSETH:

         WHEREAS, the Delaware Corporation and the Connecticut Corporation (individually sometimes called a "Constituent Corporation" (and together the "Constituent Corporations") desire that the Connecticut Corporation, a wholly owned subsidiary of the Delaware Corporation, merge with and into the Delaware Corporation (such transaction hereinafter referred to as the "Merger");

         WHEREAS, the Connecticut Corporation was incorporated in Connecticut on May 27, 1993 and is authorized to issue 5,000 shares of common stock, no par value (the "Connecticut Corporation Common Stock"), of which 1,000 shares are issued and outstanding as of the date of this Agreement, all of which are owned by the Delaware Corporation. The Connecticut Corporation has no options or warrants outstanding as of the date of this Agreement; and

         WHEREAS, the Delaware Corporation was incorporated in Delaware on June 23, 1995 and has an authorized capital stock of 3,000 shares of common stock, par value $0.01 per share ("Delaware Corporation Common Stock"), of which 100 shares are issued and outstanding as of the date of this Agreement. The Delaware Corporation has no options or warrants outstanding as of the date of this Agreement; and

         WHEREAS, the registered office of the Delaware Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware and the name and address of its registered agent is The Corporation Trust Company; and the registered principal office of the Connecticut Corporation in the State of Connecticut is located at One Corporate Drive, Suite 400, Shelton, Connecticut; and

         WHEREAS, the respective Boards of Directors of the Constituent Corporations desire that the Merger provided for herein be a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, the Constituent Corporations do hereby prescribe the terms and conditions of said Merger and mode of carrying the same into effect as follows:


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                  FIRST: On the Effective Date, (as such term is defined
hereinafter), the Connecticut Corporation shall merge into the Delaware Corporation, and the Delaware Corporation shall be the surviving corporation in the Merger (the "Surviving Corporation").

                  SECOND: The Certificate of Incorporation of the Delaware Corporation, including any amendments thereto, as in effect on the Effective Date provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation, of the Surviving Corporation.

         THIRD: Each share of Connecticut Corporation Common Stock that is issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without further action, cease to exist and all certificates representing such shares shall be cancelled.

         FOURTH:  The terms and conditions of the Merger are as follows:

                      (a) The Bylaws, including any amendments thereto, as in effect immediately prior to of the Delaware Corporation as they shall exist on the Effective Date shall be and remain the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed as in accordance with the provisions thereof and the Certificate of Incorporation of the Surviving Corporation.

                      (b) The directors and officers of the Surviving Corporation immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation as of the Effective Date, and shall continue to hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                      (c) The Effective Date of the Merger shall be the date of filing with the Secretary of the State of Delaware of a Certificate of Merger pursuant to Section 252 of the General Corporation Law of the State of Delaware, and with the Secretary of the State of Connecticut a Certificate of Merger pursuant to Section 33-819 of the Connecticut Business Corporation Act (the "Effective Date").

                      (d) Upon the Effective Date, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of the Connecticut Corporation shall be transferred to, vested in and devolved upon the Delaware Corporation without further act or deed and all property rights, and every other interest of the Connecticut Corporation shall be as effectively the property of the Delaware Corporation as they were of the Connecticut Corporation. All rights of creditors of the Connecticut Corporation and all liens upon any property of the Connecticut Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Connecticut Corporation shall attach to the Delaware Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At any time, and from time to time, after the Effective Date, the last acting officers of the Connecticut Corporation, or the corresponding officers of the Delaware Corporation, may, in the name of the Connecticut Corporation, execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or


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cause to be taken such further or other actions as the Delaware Corporation may deem necessary or desirable in order to vest in the Delaware Corporation title to and possession of any property of the Connecticut Corporation acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the Delaware Corporation are fully authorized in the name of the Connecticut Corporation or otherwise to take any and all such action.

                      (e) The Delaware Corporation hereby (i) agrees that it may be served with process in the State of Connecticut in any proceeding for the enforcement of any obligation of the Connecticut Corporation and in any proceeding to enforce any obligation or the rights of a dissenting shareholder of the Connecticut Corporation; (ii) irrevocably appoints the Secretary of the State of Connecticut as its agent to accept service of process in any such proceeding; and (iii) agrees that it will promptly pay to the dissenting shareholders of the Connecticut Corporation the amounts, if any, to which they are entitled under Sections 33-855 to 33-872, inclusive, of the Connecticut Business Corporation Act.

                  FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Boards of Directors of the Constituent Corporations at any time prior to the date that the requisite certificates are filed with the Office of the Secretary of the State of Delaware and with the Office of the Secretary of the State of Connecticut. This Agreement may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the date on which the requisite certificates are filed with the Office of the Secretary of the State of Delaware and with the Office of the Secretary of the State of Connecticut, provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either Constituent Corporation shall not (i) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (ii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of stock of such Constituent Corporation.

                  SIXTH: This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

                  SEVENTH: The Delaware Corporation and the Connecticut Corporation each agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement the transactions contemplated by this Agreement.

                           (SIGNATURE PAGE TO FOLLOW)


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         IN WITNESS WHEREOF, IN WITNESS WHEREOF, the Delaware Corporation has
caused this Agreement to be executed by Jeff L. Hull, its President and Chief Executive Officer, and attested to by Eric W. Long, its Secretary and Treasurer, as of December __, 2001 and the Connecticut Corporation has caused this Agreement to be executed by Jeff L. Hull, its Executive Vice President and Eric Long, its Secretary.

                                 ATRIUM COMPANIES, INC.



                                 By:
                                    ------------------------------------
                                    Name: Jeff L. Hull
                                    Title: President and Chief Executive Officer


Attest:

--------------------
Name: Eric W. Long
Title: Secretary and Treasurer


                                 ATRIUM DOOR AND WINDOW COMPANY OF NEW
                                 YORK

                                 By:
                                    ------------------------------------
                                    Name: Jeff L. Hull
                                    Title: Executive Vice President


Attest:

--------------------
Name: Eric W. Long
Title: Secretary



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